812 SAN ANTONIO STREET   SUITE 600  AUSTIN, TEXAS  78701    TEL  512 • 583 • 5900  FAX  512 • 583 • 5940    November 20, 2015 First NBC Bank Holding Company 210 Baronne Street New Orleans, LA 70112 Re: Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special counsel to First NBC Bank Holding Company, a Louisiana corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (Registration No. 333-200192) (“Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), and proposed offer, issuance and sale from time to time under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company (collectively, the “Securities”): (i) shares of common stock, par value $1.00 per share (the “Primary Common Shares”); (ii) shares of one or more series of the preferred stock, no par value per share, other than Series D Preferred Shares (the “Primary Preferred Shares”); (iii) senior, unsecured debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Company and the trustee named therein (the “Senior Indenture Trustee”); (iv) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and between the Company and the trustee named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, each a “Trustee” and, collectively, the “Trustees”); (v) units of securities consisting of any combination of two or more of the securities described in paragraphs (i)-(iv) (the “Units” and, together with the Senior Debt Securities, the Subordinated Debt Securities, the Primary Preferred Shares and the Primary Common Shares, the “Primary Securities”) to be governed by one or more unit purchase agreements between the Company and a financial institution or other person identified in each agreement as the unit agent thereunder; (vi) shares of the common stock, par value $1.00 per share, outstanding on the date hereof (the “Resale Common Shares”); and (vii) up to 37,935 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share, which shares are outstanding on the date hereof (the “Series D Preferred Shares”). The Primary Securities may be offered and sold by the Company from time to time on a delayed or continuous basis and the Resale Common Shares and the Series D Preferred Shares may be offered and sold by certain selling securityholders from time to time on a delayed basis, all as set forth in the prospectus which forms a part of the Registration Statement, as the same may be amended and supplemented. Exhibit 5.1

First NBC Bank Holding Company November 20, 2015 Page 2 It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles of incorporation of the Company, as in effect on the date hereof (the “Articles of Incorporation”), (ii) the bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company. On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Securities Act, (ii) the applicable Indenture under which Debt Securities are issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (v) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that: 1. With respect to the Primary Common Shares, when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Primary Common Shares, and the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Primary Common Shares will be validly issued, fully paid and non-assessable. 2. With respect to any series of Primary Preferred Shares, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such Primary Preferred Shares, (ii) the terms of the series of the Primary Preferred Shares have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Primary Preferred Shares), the Primary Preferred Shares will be validly issued, fully paid and non-assessable. 3. With respect to the Senior Debt Securities, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Senior Debt Securities, (ii) the terms of the Senior Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Senior Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and (iv) the Company has

First NBC Bank Holding Company November 20, 2015 Page 3 received the consideration therefor, such Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms. 4. With respect to the Subordinated Debt Securities, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subordinated Debt Securities, (ii) the terms of the Subordinated Debt Securities have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Subordinated Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and (iv) the Company has received the consideration therefor, such Subordinated Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms. 5. With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms. 6. The Resale Common Shares and the Series D Preferred Shares that may be sold by the Selling Securityholders in reliance on the Registration Statement are validly issued, fully paid and nonassessable. The opinions expressed in Paragraphs (3), (4) and (5) above with respect to the valid and binding nature of obligations may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific performance of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy. This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof. We express no opinion as to the law of any jurisdiction other than the federal law of the United States of America, the laws of the Texas under the Texas Business Organization Code and the laws of the State of Louisiana under the Louisiana Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the States of Texas and Louisiana are limited to the laws generally applicable in transactions of the type covered by the Registration Statement. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, /s/ Fenimore, Kay, Harrison & Ford, LLP Fenimore, Kay, Harrison & Ford, LLP